Exhibit 99.1

Statement of Assets Acquired and Liabilities Assumed

by SCBT, N.A (a wholly-owned subsidiary of SCBT Financial Corporation)

January 29, 2010

INDEX OF FINANCIAL STATEMENTS

Page Number
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at January 29, 2010	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

SCBT Financial Corporation

We have audited the accompanying statement of assets acquired and liabilities assumed by SCBT, N.A. (a wholly-owned subsidiary of SCBT Financial Corporation) pursuant to the Purchase and Assumption Agreement dated January 29, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of January 29, 2010, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

April 16, 2010

Statement of Assets Acquired and Liabilities Assumed

by SCBT, N.A. (a wholly-owned subsidiary of SCBT Financial Corporation)

(Dollars in thousands)

January 29, 2010
Assets Acquired
Cash and due from banks	$80,603
Securities available for sale	99,701
Federal Home Loan Bank stock	5,910
Covered loans	459,465
Covered other real estate owned	25,876
Federal Deposit Insurance Corporation loss share indemnification asset	276,789
Core deposit intangible	8,535
Other assets	7,974
Total assets acquired	$964,853

Liabilities Assumed
Deposits:
Noninterest-bearing	$96,015
Interest-bearing	912,491
Total deposits	1,008,506
Advances from Federal Home Loan Bank of Atlanta	82,566
Accrued expenses and other liabilities	44,844
Total liabilities assumed	1,135,916

Net liabilities assumed	$171,063

The Accompanying Notes are an Integral Part of this Financial Statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by SCBT, N.A. (a wholly-owned subsidiary of SCBT Financial Corporation)

January 29, 2010

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Community Bank & Trust

On January 29, 2010, SCBT, N.A. (“the Bank”), a wholly-owned subsidiary of SCBT Financial Corporation (“SCBT”), entered into a purchase and assumption agreement (“the Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume substantially all of the deposits and certain liabilities of Community Bank & Trust (“CBT”), a full service Georgia state-chartered bank headquartered in Cornelia, Georgia.

CBT operated 38 locations, including 36 branches, one loan production office and one trust office in the Northeast region of Georgia. Excluding the effects of purchase accounting adjustments, the Bank acquired approximately $1.0 billion in total assets, including loans of $771.5 million, and assumed $1.1 billion in total liabilities, including $1.0 billion in deposits. Approximately $459.5 million of acquired loans and $25.9 million of other real estate owned (“OREO”) are covered by loss sharing agreements (“covered assets”) between the FDIC and the Bank.

The assets acquired and liabilities assumed are presented at estimated fair value on the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 2 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values may become available. The Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by the Bank and/or the purchase price. This audited financial statement reflects the status of these discussions as of April 16, 2010.

Under the terms of the Agreement, the Bank has the option through April 29, 2010 to notify the FDIC of its intent to acquire the real estate, banking facilities, furniture and equipment of CBT (“CBT premises and equipment”) from the FDIC at their fair market value as of the acquisition date.  The Bank and the FDIC are continuing to evaluate appraisals related to CBT premises and equipment.  Prior to the expiration of this option, the Bank will notify the FDIC of its intention to purchase certain CBT premises and equipment. Substantially all of the CBT premises and equipment subject to the purchase option described above has been leased from the FDIC on a month-to-month basis during the term of the purchase option.

The Bank also has an option through April 29, 2010 to notify the FDIC of its intent to assume or repudiate certain lease agreements of CBT. The Bank has substantially completed the process to determine the fair value of assumed lease obligations; however, the repudiation or assumption of these lease agreements will be finalized prior to the expiration of this option. An adjustment to the bargain purchase gain will be required to the extent the fair value of lease payments are different than the contractual amounts.

Note 2 — Basis of Presentation

The Bank has determined that the acquisition of the net assets of CBT constitutes a business combination as defined by the Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820: Fair Value Measurements and Disclosures. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Note 2 — Basis of Presentation (continued)

Cash and Due from Banks

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies.  The carrying value of Federal Home Loan Bank stock approximates fair value based on its redemption provisions.  Investment securities are considered Level 2 under the three-tier fair value hierarchy.

Covered Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.  Covered loans are considered nonrecurring Level 3 under the three-tier fair value hierarchy.

Loans acquired in business combinations with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired.  Evidence of credit quality deterioration as of purchase dates may include information such as past-due and nonaccrual status, borrower credit scores and recent loan to value percentages.  Acquired credit-impaired loans are accounted for under the accounting guidance for loans and debt securities acquired with deteriorated credit quality, found in Accounting Standards Codification (“ASC”) Topic 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality, and initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loans.  Accordingly, allowances for credit losses related to these loans are not carried over and recorded at the acquisition dates.  Loans acquired through business combinations that do not meet the specific criteria of ASC Topic 310-30, but for which a discount is attributable, at least in part to credit quality, are also accounted for under this guidance.  As a result, related discounts are recognized subsequently through accretion based on the expected cash flow of the acquired loans.

Core Deposit Intangible

This intangible asset represents the value of the relationships that CBT had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Covered Other Real Estate Owned

OREO is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

Note 2 — Basis of Presentation (continued)

Federal Deposit Insurance Corporation Loss Share Indemnification Asset

This loss sharing asset is measured separately from the related covered asset as it is not contractually embedded in the assets and is not transferable with the assets should the Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Deferred Income Taxes

Deferred income taxes totaling approximately $37.5 million, which are reflected in the accrued expenses and other liabilities line of the Statement of Assets Acquired and Liabilities Assumed, relate to differences between the financial statement and tax basis of certain acquired assets and liabilities including the acquired loans, the loss share indemnification asset and certain acquired long-term debt. The Company’s deferred income taxes were measured using an estimated combined federal and state tax rate.  Deferred income taxes are reported based upon the principles in FASB Codification Topic 740: Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for the Bank.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Advances from Federal Home Loan Bank of Atlanta

The fair values of Federal Home Loan Bank of Atlanta (“FHLB”) advances were based on a discounted cash flow methodology that includes an estimated prepayment penalty.

Note 3 — Investment Securities

The table below reflects the acquired investment securities at January 29, 2010:

(Dollars in thousands)	Fair Value	Tax- equivalent yield
Securities available for sale:
Government- sponsored enterprises debt*	$81,961	3.55%
State and municipal obligations	11,971	6.77%
Mortgage-backed securities	5,769	3.67%
Total securities available for sale	$99,701	3.94%

* These government-sponsored enterprises are comprised of debt securities offered by Federal Home Loan Mortgage Corporation (“FHLMC”) or Freddie Mac, Federal National Mortgage Association (“FNMA”) or Fannie Mae, Federal Home Loan Bank (“FHLB”), and Federal Farm Credit Banks (“FFCB”).

The Company has not sold any investment securities subsequent to the acquisition date.  On February 19, 2010, a certain government-sponsored enterprises debt security was called in the amount of $1.0 million at par.

The estimated fair values of available for sale securities are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

(Dollars in thousands)
Due within one year	$252
Due after one through five years	37,122
Due after five through ten years	12,501
Due after ten years	49,826
Total	$99,701

Note 4 — Loans

The composition of loans acquired at January 29, 2010 is as follows:

(Dollars in thousands)	Fair Value
Commercial real estate:
Construction and land development	$82,193
Commercial real estate	138,760
Total commercial real estate	220,953
Consumer real estate:
Consumer owner occupied	153,605
Home equity loans	11,919
Total consumer real estate	165,524
Commercial and industrial	45,879
Consumer	26,040
Other	1,069
Total	$459,465

The following table presents the impaired and non-impaired loans at January 29, 2010:

	Impaired	Non-impaired
(Dollars in thousands)	Loans	Loans	Total
Contractually-required principal and interest	$473,866	$345,159	$819,025
Non-accretable difference (1)	(234,028)	(104,978)	(339,006)
Cash flows expected to be collected	239,838	240,181	480,019
Accretable yield (2)	(6,602)	(13,952)	(20,554)
Fair value	$233,236	$226,229	$459,465

(1) Represents contractual principal and interest cash flows of $315.1 million and $23.9 million, respectively, not expected to be collected.

(2) Represents future interest of $23.6 million expected to be collected and purchased premium of $3.0 million.

As of January 29, 2010, the outstanding principal balance for impaired loans and non-impaired loans was $451.8 million and $319.7 million, respectively.

Note 5 — FDIC Loss Sharing Agreements and Indemnification Asset

As part of the purchase and assumption agreement, the Bank and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse the Bank for losses with respect to certain loans and OREO, begins with the first dollar of loss incurred. The terms of the loss sharing agreements provide that the Bank will be reimbursed by the FDIC for (1) 80% of losses incurred up to $233.0 million and (2) 95% of losses in excess of 233.0 million. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

(Dollars in thousands)	Amount Covered	Fair Value
Loans	$771,498	$459,465
OREO	50,862	25,876
Total covered assets	$822,360	$485,341

The amounts covered by the loss sharing agreements are the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreement applicable to single family residential mortgage loans and related assets provides for FDIC loss sharing and the Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans provides for FDIC loss sharing for five years and the Bank reimbursement of recoveries to the FDIC for a total of eight years, in each case as described above. The agreements with the FDIC also include an “upside on loss arrangement” provision that may result in an additional payment to the FDIC by the Bank if net losses on covered assets subject to the stated threshold are less than $233.0 million.

The expected reimbursements under the loss share agreements were recorded as an indemnification asset at an estimated fair value of $276.8 million on the acquisition date.

On March 16, 2020, the Bank is required to pay to the FDIC 50% of the excess, if any, of (i) 20% of the stated threshold, or $46.6 million (subject to possible adjustment), over (ii) the sum of (A) 25% of the asset discount, or $39.5 million (expressed as a negative number), plus (B) 25% of the cumulative shared-loss payments plus (C) the cumulative servicing amount, or the deemed total cost to the Bank of administering the assets covered under the loss share agreements, which is the sum of 1% of the average of the principal amount of shared loss loans and shared loss assets (other than shared-loss securities) based on the beginning and end of year balances for each of the years during which the shared loss agreements are in effect.  The Bank is required to deliver to the FDIC not later than 30 days following the true-up measurement date, a schedule, signed by an officer of the Bank, setting forth in reasonable detail the calculation of the cumulative shared-loss payments and the cumulative servicing amount.

Note 6 — Core Deposit Intangible

The Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset totaling $8.5 million at January 29, 2010. The core deposit intangible asset will be amortized over thirteen years based upon the estimated economic benefits received (sum-of-the-years’-digits amortization method). Estimated amortization expense for core deposit intangible asset for each of the next five years is as follows:

(Dollars in thousands)

Years ending December 31:
2010	$1,219
2011	1,125
2012	1,032
2013	938
2014	844
Thereafter	3,377
$8,535

Note 7 — Deposits

Deposits assumed are composed of the following at January 29, 2010:

(Dollars in thousands)	Fair Value
Noninterest-bearing	$96,015
Interest-bearing:
Interest-bearing demand deposits	190,320
Savings deposits	28,001
Certificates of deposit	682,748
Other interest-bearing deposits	11,422
Total interest-bearing	912,491
Total	$1,008,506

Note 7 — Deposits

At January 29, 2010, scheduled maturities and the weighted average interest rate of certificates of deposit of more than $100,000 were as follows:

(Dollars in thousands)	Fair Value	Weighted average interest rate
Less than 1 year	$149,224	2.6%
1 — 2 years	13,560	4.6%
2 — 3 years	4,269	3.1%
3 — 4 years	915	3.1%
4 — 5 years	4,451	2.9%
Total	$172,419

Note 8 — Advances from FHLB

As of January 29, 2010, there were $80.3 million in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on pledgable loans plus securities and cash. The advances were recorded at their estimated fair value of $82.6 million, which was derived using pricing supplied by the FHLB and includes a prepayment penalty of $2.3 million. In February 2010, SCBT paid off all of the $82.6 million of advances.

Note 9 — Deferred Income Taxes

The deferred income tax liability of $37.5 million as of January 29, 2010 is included in other liabilities and is related to the difference between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.  For income tax purposes, the CBT acquisition will be accounted for as an asset purchase, and the tax bases of assets acquired will be allocated based on fair values in accordance with the Internal Revenue Code and regulations.  The Company did not acquire any of the tax attributes of CBT’s assets and liabilities.

Note 10 — Net Liabilities Assumed

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to the Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements, (3) certain assets at fair value (4) certain liabilities at book value, and (5) certain liabilities, such as FHLB advances, at fair value. The FDIC also agreed to pay cash of $231.6 million to the Bank to compensate for the net liabilities assumed of $73.6 million per the purchase and assumption agreement and the asset discount bid of $158.0 million.  The amount of approximately $5.9 million remains as a receivable from the FDIC and will be paid upon final settlement with the FDIC which is expected to occur in July 2010.

Details related to the transfer at January 29, 2010 are as follows:

(Dollars in thousands)
Net liabilities assumed per purchase and assumption agreement	$73,629
Purchase accounting adjustments:
Loans	312,033
FDIC indemnification asset	(276,789)
OREO and repossessed assets	25,194
Deposits	4,892
Core deposit intangible	(8,535)
FHLB advances	2,316
Investment Securities	613
Lease valuation	194
Deferred income taxes	37,516
Net liabilities assumed	$171,063